UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2020

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

 Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On March 3, 2020, ICF International, Inc. (the “Company” or “ICF”) and ICF Consulting Group, Inc., its direct, wholly-owned subsidiary (collectively, the “Borrowers”), entered into the First Amendment to the Fifth Amended and Restated Business Loan and Security Agreement with a group of lenders for which PNC Bank, National Association (“PNC”), acted as Administrative Agent and PNC Capital Markets LLC, Citizens Bank, N.A. and Wells Fargo Securities, LLC, acted in the capacity of joint lead arrangers (the “First Amendment”). The First Amendment governs ICF’s senior credit facility and amends the Fifth Amended and Restated Business Loan and Security Agreement, entered into on May 17, 2017 (the “Existing Loan Agreement” and, together with the First Amendment, the “Amended Loan Agreement”). Capitalized terms not defined herein shall have the meaning set forth in the Amended Loan Agreement.

Below is a summary of the material differences between the Amended Loan Agreement and the Existing Loan Agreement. All other material terms of the Amended Loan Agreement remain the same as previously disclosed in connection with the Existing Loan Agreement.

The Amended Loan Agreement provides for a revolving line of credit of up to $600 million (same amount as the Existing Loan Agreement) with additional revolving credit commitments of up to $300 million (same amount as the Existing Loan Agreement), a new secured term loan facility of $200 million and a sub-limit of $75 million for Swing Line Loans (an increase from $25 million from the Existing Loan Agreement). The Leverage Ratio has been increased from 3.75 to 1.0 under the Existing Loan Agreement to 4.0 to 1.0 under the Amended Loan Agreement (with the Leverage Ratio to be stepped up to 4.25 to 1 for the four Fiscal Quarters following either (a) a Permitted Acquisition with a purchase price exceeding $50 million, or (b) a series of Permitted Acquisitions (within the same Fiscal Quarter) with an aggregate purchase price exceeding $75 million). The Amended Loan Agreement has a term of five (5) years from the closing date, at which time all outstanding borrowings must be repaid and all outstanding letters of credit must have been terminated or cash collateralized.

The Amended Loan Agreement maintains its first priority perfected security interest in sixty-five percent (65%) of the stock of all Material Foreign Subsidiaries. The Amended Loan Agreement continues the requirement that each Material Domestic Subsidiary serve as Guarantor under the terms of the Amended Loan Agreement.

      The description of the Amended Loan Agreement is qualified in its entirety by the full text of the Amended Loan Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

      See Item 1.01 above, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	First Amendment to Fifth Amended and Restated Business Loan and Security Agreement (together with Exhibit A thereto), dated March 3, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: March 4, 2020	By:	/s/ Bettina G. Welsh
Bettina G. Welsh
Chief Financial Officer